UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2011

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Change in Control Agreement Amendments

On November 9, 2011, the Board of Directors of Kaman Corporation (the “Company”) approved amendments of existing change in control agreements between the following executive officers and the Company or a subsidiary therof:

Candace A. Clark	Senior Vice President, Chief Legal Officer and Secretary, Kaman Corporation
Ronald M. Galla	Senior Vice President and Chief Information Officer, Kaman Corporation
Steven J. Smidler	President, Kaman Industrial Technologies Corporation

The existing change in control agreements with Ms. Clark and Mr. Galla would have expired at the end of their original term on January 1, 2012.  The amendments to the change in control agreements entered into with Ms. Clark and Mr. Galla on November 9, 2011, extend the terms of their individual agreements for a one-year period effective January 1, 2012 and provide for successive one-year renewals thereafter subject to the Company’s right of nonrenewal upon 90-days’ advance notice.  In addition, the amendments implement the notice given by the Company to all executive officers in February 2010 that upon expiration of the original term of each individual’s change in control agreement, any renewal of the agreement would eliminate any potential for the executive to receive excise tax gross-up benefits from the Company in the event that Section 280G of the Internal Revenue Code were to apply to receipt of benefits under the agreement.  Under these amended change in control agreements, financial responsibility for such excise taxes would be borne personally by Ms. Clark and Mr. Galla, respectively.  In addition, the amendments permit the Company to reduce such severance payments to levels so that no excise tax would be due, unless the individual would be in the same after-tax position if the full severance payment was made and the excise tax was imposed.

Mr. Smidler’s change in control agreement was amended on November 9, 2011, to provide that should there be a termination of employment following a change in control, Mr. Smidler’s severance payment under the agreement would include the transfer to Mr. Smidler of all rights and incidence of ownership of Company maintained insurance policies that insure Mr. Smidler’s life and the Company would establish and fund an irrevocable grantor trust to hold assets in an amount sufficient to pay the remaining premiums on any such life insurance policies.  This amendment is consistent with the treatment of life insurance in the existing change in control agreements applicable to Messrs. Galla, Denninger and Ms. Clark.

Copies of the following amendments are attached hereto as the Exhibit indicated:

Candace A. Clark	Second Amendment to the Kaman Corporation Amended and Restated Change in Control Agreement between Candace A. Clark and Kaman Corporation dated November 9, 2011	10.1

Ronald M. Galla	Second Amendment to the Kaman Corporation Amended and Restated Change in Control Agreement between Ronald M. Galla and Kaman Corporation dated November 9, 2011	10.2

Steven J. Smidler	First Amendment to the Kaman Industrial Technologies Corporation Change in Control Agreement between Steven J. Smidler and Kaman Industrial Technologies Corporation dated November 9, 2011	10.3

The above summary of the change in control agreement amendments does not purport to be complete and is subject to and qualified in its entirety by reference to each change in control agreement amendment.

Item 9.01       Financial Statements and Exhibits.

Exhibit 10.1	Second Amendment to the Kaman Corporation Amended and Restated Change in Control Agreement between Candace A. Clark and Kaman Corporation dated November 9, 2011

Exhibit 10.2	Second Amendment to the Kaman Corporation Amended and Restated Change in Control Agreement between Ronald M. Galla and Kaman Corporation dated November 9, 2011

Exhibit 10.3	First Amendment to the Kaman Industrial Technologies Corporation Change in Control Agreement between Steven J. Smidler and Kaman Industrial Technologies Corporation dated November 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ William C. Denninger
William C. Denninger
Senior Vice President and Chief Financial Officer

Date: November 9, 2011

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit 10.1	Second Amendment to the Kaman Corporation Amended and Restated Change in Control Agreement between Candace A. Clark and Kaman Corporation dated November 9, 2011

Exhibit 10.2	Second Amendment to the Kaman Corporation Amended and Restated Change in Control Agreement between Ronald M. Galla and Kaman Corporation dated November 9, 2011

Exhibit 10.3	First Amendment to the Kaman Industrial Technologies Corporation Change in Control Agreement between Steven J. Smidler and Kaman Industrial Technologies Corporation dated November 9, 2011